Exhibit 3.1
                     COMPOSITE COPY

                        OF THE

             CERTIFICATE OF INCORPORATION

                          OF

         FREEPORT-McMoRan COPPER & GOLD INC.

    FIRST:   The name of the corporation is FREEPORT-McMoRan COPPER
& GOLD INC.

    SECOND: The address of the registered office of the corporation in the State of Delaware is 1209
Orange Street, in the City of Wilmington, County of
New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

    THIRD:   The nature of the business or purposes
to be conducted or promoted are:

    1. To enter into, maintain, operate and carry on the business of mining in all its branches in the United States of America and in any other part of the world, and to quarry, mine, pump, extract, remove and otherwise produce, and to grind, treat, concentrate, smelt, refine, dress and otherwise prepare, produce, buy, sell and in every way deal in and with minerals, ores, concentrates and other mineral and chemical substances of all kinds, metallic and nonmetallic, including, but without in any way limiting the generality of the foregoing, antimony, barite, chromium, coal, cobalt, copper, gas, gold, iron, lead, molybdenum, nickel, oil, potash, salt, silica, sand, silver, sulphur, tantalum, tin, titanium, tungsten, uranium, zinc and ores and concentrates thereof.

    2.   To purchase, locate, denounce, lease or
otherwise acquire, take, hold and own, and to assign, transfer, lease, exchange, mortgage, pledge, sell or otherwise dispose of and in any manner deal with and contract with reference to, mines, wells, mining claims, mining rights, mineral lands, mineral leases, mineral rights, royalty rights, water rights, timber lands, timber and timber rights, and real and personal property of every kind, and any interest therein, in the United States of America or in any other country, to prospect, explore, work, exercise, develop, manage, operate and turn the same to account, and to engage in mining, geological, economic, feasibility, development, and other studies in the United States of America or in any other country.

    3.   To make, manufacture, treat, process,
produce, buy, sell and in every way deal in and with minerals, ores, concentrates and chemicals of every description, organic or inorganic, natural or synthetic, in the form of raw materials, intermediate or finished products and any other related products and substances whatsoever related thereto or of a like or similar nature or which may enter into the manufacture of any of the foregoing or be used in connection therewith, and derivatives and by-products derived from the manufacture thereof and products to be made therefrom and generally without limitation by reference of the foregoing, all other products and substances of every kind, character and description.

    4. To engage in any lawful act or activity, whether or not related to the foregoing, for which corporations may be organized under the General
Corporation Law of Delaware.

    FOURTH:

    I. The total number of shares of all classes of capital stock that the corporation shall have authority to issue is 312,000,000 shares, with a par value of $0.10 per share. Of such shares, 110,000,000 shares shall consist of Special Stock, 200,000,000 shares shall consist of Class B Common
Stock and 2,000,000 shares shall consist of Preferred
Stock.

    II.  Special Stock.

         A.  Class A Common Stock

             Within the limits of the authorized
             Special Stock, the Corporation shall
             have authority to designate shares
             of Special Stock as shares of Class
             A Common Stock, the terms of which
             are as follows:

             (1)  Dividends.     (a)  Until and
             including May 1, 1993 (the
             "Preferential Period"), the holders
             of shares of Class A Common Stock
             will be entitled to receive
             cumulative cash dividends (the
             "Cumulative Dividend") when, as and
             if declared by the Board of
             Directors of the corporation,
             payable quarterly on the first day
             of each February, May, August and
             November, at an annual rate equal to
             $0.205 per share for periods
             commencing August 1, 1992; provided,
             if the corporation shall subdivide
             or split by dividend or otherwise
             the issued shares of Class A Common
             Stock into a larger number of shares
             or combine the issued shares of
             Class A Common Stock into a smaller
             number of shares, such annual rate
             shall be adjusted by multiplying
             such annual rate by a fraction, the
             numerator of which shall be the
             number of shares of Class A Common
             Stock that are issued and
             outstanding prior to such
             subdivision, split or combination
             and the denominator of which shall
             be the total number of shares of
             Class A Common Stock that are issued
             and outstanding following such
             subdivision, split or combination;
             provided further, that the Board of
             Directors may, at any time during
             the Preferential Period, at its sole
             discretion, increase the amount of
             the Cumulative Dividend to which
             holders of Class A Common Stock will
             be entitled.  During the
             Preferential Period, Cumulative
             Dividends on the Class A Common
             Stock will accrue and be cumulative
             from the date of its original issue
             and will be payable to the holder of
             record on such respective record
             dates as may be fixed by the Board
             of Directors in advance of the
             payment of each Cumulative Dividend.

             (b)  Unless full Cumulative
             Dividends on all outstanding shares
             of Class A Common Stock for all past
             quarterly dividend periods in the
             Preferential Period and for the
             current quarterly dividend period
             (if during the Preferential Period)
             have been paid, or declared and set
             apart for payment, (i) the
             corporation may not declare, pay or
             set apart any amounts for dividends
             on, or make any other distribution
             in cash or other property in respect
             of, the Class B Common Stock or any
             other stock of the corporation
             ranking junior to the Class A Common
             Stock as to dividends or
             distribution of assets upon
             liquidation, dissolution or winding
             up of the affairs of the corporation
             (the Class B Common Stock and such
             other stock being referred to
             hereinafter as "Junior Stock") other
             than a dividend payable solely in
             Junior Stock, (ii) neither the
             corporation nor any subsidiary of
             the corporation may purchase, redeem
             or otherwise acquire for value any
             shares of Junior Stock, directly or
             indirectly, other than as a result
             of a reclassification of Junior
             Stock, or the exchange or conversion
             of one Junior Stock for or into
             another Junior Stock, or other than
             through the use of proceeds of a
             substantially contemporaneous sale
             of other Junior Stock, and (iii)
             neither the corporation nor any
             subsidiary of the corporation may
             make any payment on account of, or
             set aside money for, a sinking or
             other like fund for the purchase,
             redemption or other acquisition for
             value of any shares of Junior Stock.
             If the funds available for the
             payment of dividends are
             insufficient to pay in full the
             Cumulative Dividends payable on all
             outstanding shares of Class A Common
             Stock and any other series or class
             of capital stock ranking on a parity
             as to dividends with the Class A
             Common Stock, the total available
             funds to be paid in partial
             dividends on the Class A Common
             Stock and such other series or class
             shall be divided among the Class A
             Common Stock and such other series
             or class in proportion to the
             aggregate amount of dividends
             accrued and unpaid with respect to
             the Class A Common Stock and such
             other series or class.  Accruals of
             Cumulative Dividends will not bear
             interest.

             (c)  After full Cumulative Dividends
             on all outstanding shares of Class A
             Common Stock for all past quarterly
             dividend periods in the Preferential
             Period and the current quarterly
             dividend period (if during the
             Preferential Period) and full
             preferential dividends on all
             outstanding shares of any other
             series of Special Stock ranking
             senior in priority as to payment of
             such preferential dividends to the
             Class B Common Stock have been paid,
             or declared and set apart for
             payment, the corporation may declare
             dividends on the Class B Common
             Stock for such quarter in an amount
             per share up to the per share
             Cumulative Dividend for such current
             quarter on the Class A Common Stock.
             No additional dividends may be
             declared or paid in such quarter on
             the Class B Common Stock unless an
             equal additional amount per share
             shall be declared or paid on the
             Class A Common Stock and any other
             series of Special Stock entitled to
             participate therein.

             (d)  After May 1, 1993, and after
             full Cumulative Dividends on all
             outstanding shares of Class A Common
             Stock for all past quarterly
             dividend periods in the Preferential
             Period have been paid, or declared
             and set apart for payment, the Class
             A Common Stock and the Class B
             Common Stock shall be treated for
             all purposes as though they were of
             the same class.  Prior to such time,
             the corporation may not split or
             reclassify the Class B Common Stock
             or pay a dividend in Class B Common
             Stock on the Class B Common Stock,
             unless it similarly splits or
             reclassifies the Class A Common
             Stock or pays a similar dividend in
             Class A Common Stock on the Class A
             Common Stock.

             (2)  Liquidation Rights.  Until May
             1, 1993, in the event of any
             voluntary or involuntary
             liquidation, dissolution or winding
             up of the corporation or P.T.
             Freeport Indonesia Company ("PT-
             FI"), after payment or provision for
             payment of the debts and other
             liabilities of the Corporation or
             PT-FI, the holders of Class A Common
             Stock will be entitled to receive in
             cash out of the remaining net assets
             of the corporation an amount per
             share initially equal to $2.1875
             reduced by 1.25 per cent on each
             quarterly dividend payment date
             commencing August 1, 1988, plus
             accrued and unpaid dividends, before
             any distribution is made or set
             apart for the holders of Junior
             Stock; provided, if the corporation
             shall subdivide or split by dividend
             or otherwise the issued shares of
             Class A Common Stock into a larger
             number of shares or combine the
             issued shares of Class A Common
             Stock into a smaller number of
             shares, such amount per share as in
             effect at the time of such
             subdivision, split or combination
             shall be adjusted by multiplying
             such amount per share by a fraction,
             the numerator of which shall be the
             number of shares of Class A Common
             Stock that are issued and
             outstanding prior to such
             subdivision, split or combination
             and the denominator of which shall
             be the total number of shares of
             Class A Common Stock that are issued
             and outstanding following such
             subdivision, split or combination.
             If the amounts payable with respect
             to the Class A Common Stock are not
             paid in full, the holders of the
             Class A Common Stock and any stock
             of the corporation on a parity with
             Class A Common Stock as to
             distribution of assets in the event
             of any voluntary or involuntary
             liquidation, dissolution or winding
             up of the corporation will have the
             right to share ratably in any
             distribution of the remaining assets
             of the corporation in proportion to
             the full respective preferential
             amounts to which they are entitled.
             After payment of the full amount of
             the liquidating distribution to
             which the holders of the Class A
             Common Stock are entitled, the
             holders of shares of Class B Common
             Stock will be entitled to
             participate in any distribution of
             the remaining assets by the
             corporation up to an amount per
             share equal to the per share
             liquidating distribution (excluding
             any amounts received with respect to
             accrued and unpaid preferential
             dividends) received by the holders
             of the Class A Common Stock, subject
             to the rights of the holders of any
             other class or series of the
             corporation's capital stock.
             Thereafter, the holders of the Class
             A Common Stock and the holders of
             the Class B Common Stock shall be
             entitled to participate in any
             distribution of the remaining assets
             on an equal per share basis, subject
             to the rights of the holders of any
             other class or series of the
             corporation's capital stock.  A
             consolidation or merger of the
             corporation or PT-FI with one or
             more corporations other than
             Freeport-McMoRan Inc. or any of its
             subsidiaries of affiliates (the "FTX
             Group") or the sale of all or
             substantially all of the assets of
             the corporation or PT-FI outside the
             FTX Group will be deemed to be a
             liquidation, dissolution or winding
             up of the corporation or PT-FI.  In
             the event of any nationalization or
             expropriation of PT-FI's rights
             under its current Contract of Work
             with the Government of Indonesia or
             all or substantially all of the
             operating assets of PT-FI prior to
             May 1, 1993, the corporation will
             effect a liquidation or dissolution
             in a manner designed to maximize the
             remaining assets of the corporation
             available for distribution.  The
             Class A Common Stock will have a
             similar preferential right in the
             event of any such voluntary or
             involuntary liquidation, dissolution
             or winding up of the corporation or
             PT-FI after May 1, 1993 to the
             extent, but only to the extent, of
             any accrued and unpaid cumulative
             dividends applicable to the
             Preferential Period.

             (3)  At all times during the
             Preferential Period, there shall
             remain outstanding shares of Class B
             Common Stock in an amount equal to
             not less than sixty percent of the
             total of all shares of Class A
             Common Stock, other Special Stock
             and Class B Common Stock then issued
             and outstanding.

             (4)  No Preferred Stock may be
             issued during the Preferential
             Period.

         B.  Additional Shares of Special Stock

             The Board of Directors is expressly
             authorized to adopt, from time to
             time, a resolution or resolutions
             providing for the issuance of the
             remaining 70,000,000 shares of
             Special Stock in one or more series,
             to fix the number of shares in each
             such series (subject to the
             aggregate limitations thereon in
             this Article), and to fix the
             designations, powers, preferences
             and rights and the qualifications,
             limitations and  restrictions of
             each such series.  Within the limits
             of the authorized Special Stock, the
             corporation will be authorized to
             issue additional shares of Class A
             Common Stock and shares of
             additional Special Stock (including
             stock having preferential rights
             which are similar to those of Class
             A Common Stock but which extend
             beyond the Preferential Period,
             providing that during the
             Preferential Period such rights do
             not permit the payment of
             preferential dividends per share in
             excess of the preferential rights of
             the Class A Common Stock), including
             the issuance in exchange for shares
             of Class B Common Stock of such
             shares for sale to the public.  The
             authority of the Board of Directors
             with respect to each series shall
             include, but not be limited to,
             determination of the following
             (which may vary as between the
             different series of Special Stock):

             (a)  The number of shares
             constituting the shares of the
             series and the distinctive
             designation of the series;

             (b)  The dividend rate of the shares
             of the series and the extent, if
             any, to which dividends thereon
             shall be cumulative;

             (c)  Whether shares of the series
             shall be redeemable and, if
             redeemable, the redemption price
             payable on redemption thereof, which
             price may, but need not, vary
             according to the time or
             circumstances of such redemption;

             (d)  The amount or amounts payable
             upon the shares of the series in the
             event of voluntary or involuntary
             liquidation, dissolution or winding
             up of the corporation prior to any
             payment or distribution of the
             assets of the corporation to any
             class or classes of stock of the
             corporation ranking junior to the
             Special Stock;

             (e)  Whether the shares of the
             series shall be entitled to the
             benefit of a sinking or retirement
             fund to be applied to the purchase
             or redemption of shares of the
             series and, if so entitled, the
             amount of such fund and the manner
             of its application, including the
             price or prices at which the shares
             may be redeemed or purchased through
             the application of such fund;

             (f)  Whether the shares of the
             series shall be convertible into, or
             exchangeable for, shares of any
             other class or classes or of any
             other series of the same or any
             other class or classes of stock of
             the corporation, and, if so
             convertible or exchangeable, the
             conversion price or prices, or the
             rates of exchange, and the
             adjustment thereof, if any, at which
             such conversion or exchange may be
             made, and any other terms and
             conditions of such conversion or
             exchange;


             (g)  The extent, if any, to which
             the holders of shares of the series
             shall be entitled to vote on any
             questions or in any proceedings or
             to be represented at and to receive
             notice of any meeting of
             stockholders of the corporation;

             (h)  Whether, and the extent to
             which, any of the voting powers,
             designations, preferences, rights,
             qualifications, limitations or
             restrictions of any such series may
             be made dependent upon facts
             ascertainable outside of this
             Certificate of Incorporation or of
             any amendment hereto or outside the
             resolution or resolutions providing
             for the issuance of such series
             adopted by the Board of Directors,
             provided that the manner in which
             such facts shall operate upon the
             voting powers, designations,
             preferences, rights, qualifications,
             limitations or restrictions of such
             series is clearly and expressly set
             forth in the resolution or
             resolutions providing for the
             issuance of such series adopted by
             the Board of Directors; and

             (i)  Any other preferences,
             privileges or powers and any
             relative, participating, optional or
             other special rights and
             qualifications, limitations or
             restrictions of such series, as the
             Board of Directors may deem
             advisable, which shall not affect
             adversely any other class or series
             of Special Stock at the time
             outstanding and which shall not be
             inconsistent with the provisions of
             this Certificate of Incorporation.

    III.     (a)  Except as described in
             Paragraph II above, the
             holders of outstanding
             shares of Special Stock,
             including Class A Common
             Stock, and Class B Common
             Stock are entitled to
             receive dividends out of
             assets legally available
             therefor at such times and
             such equal per share
             amounts as the Board of
             Directors may from time to
             time determine and upon
             liquidation, dissolution or
             winding up of the
             corporation, the holders of
             Special Stock, including
             Class A Common Stock, and
             Class B Common Stock are
             entitled to receive on an
             equal per share basis the
             assets of the corporation
             which are legally available
             for distribution, after
             payment of all debts and
             other liabilities of the
             corporation, except as
             otherwise provided by the
             Board of Directors,
             pursuant to clause (B)(d)
             of Paragraph II above, with
             respect to any series of
             Special Stock other than
             the Class A Common Stock.
             The shares of Special
             Stock, including Class A
             Common Stock, and Class B
             Common Stock are neither
             redeemable nor convertible,
             and the holders thereof
             have no preemptive or
             subscription rights to
             purchase any securities of
             the corporation, except as
             otherwise provided by the
             Board of Directors,
             pursuant to clauses (B)(c)
             and (B)(f) of Paragraph II
             above, with respect to any
             series of Special Stock
             other than the Class A
             Common Stock.

             (b)  Each outstanding share of
             Special Stock, including Class A
             Common Stock, and Class B Common
             Stock is entitled to one vote on all
             matters submitted to a vote of
             stockholders, except as otherwise
             provided by the Board of Directors,
             pursuant to clause (B)(g) of
             Paragraph II above, with respect to
             any series of Special Stock other
             than the Class A Common Stock.
             There is no cumulative voting.  The
             Special Stock entitled to vote,
             including Class A Common Stock, and
             the Class B Common Stock shall vote
             as a single class, except that,
             during the Preferential Period, the
             holders of the Class A Common Stock
             shall be entitled to vote as a
             separate class upon any proposed
             amendment to this Certificate of
             Incorporation or any merger
             transaction or recapitalization if
             as a result the aggregate number of
             authorized shares of Special Stock,
             including Class A Common Stock,
             would increase beyond 110,000,000
             shares or the par value of the Class
             A Common Stock would increase or
             decrease or the powers, preferences
             or special rights of the Class A
             Common Stock would be altered or
             changed so as to affect the holders
             thereof adversely.

    IV.  Preferred Stock.

         The Preferred Stock may be divided into
         and issued in series.  The Board of
         Directors is hereby expressly
         authorized, at any time or from time to
         time, to divide any or all of the shares of the Preferred Stock into series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations or restrictions, of the series so established, to the fullest extent now or hereafter permitted by the laws of the State of Delaware, including, but not limited to, the variations between different series in the following respects:

             (a)  The distinctive serial
                  designation of such series;

             (b)  The annual dividend rate
                  for such series; and the
                  date or dates from which
                  dividends shall commence to
                  accrue;

             (c)  The redemption price or
                  prices, if any, for shares
                  of such series and the
                  terms and conditions on
                  which such shares may be
                  redeemed;

             (d)  The sinking fund
                  provisions, if any, for the
                  redemption or purchase of
                  shares of such series;

             (e)  The preferential amount or
                  amounts payable upon shares
                  of such series in the event
                  of the voluntary or
                  involuntary liquidation of
                  the corporation;

             (f)  The voting rights of shares
                  of such series;

             (g)  The terms and conditions,
                  if any, upon which shares
                  of such series may be
                  converted and the class or
                  classes or series of shares
                  of the corporation into
                  which such shares may be
                  converted; and

             (h)  Such other terms,
                  limitations and relative
                  rights and preferences, if
                  any, of shares of such
                  series as the Board of
                  Directors may, at the time
                  of such resolutions,
                  lawfully fix and determine
                  under the laws of the State
                  of Delaware.

         All shares of the Preferred Stock shall
         be of equal rank with each other,
         regardless of series.


    FIFTH:   The name and mailing address of the
incorporator is:

                  NAME                    MAILING ADDRESS
                 _____                   ________________
             R. Blain Andrus            6110 Plumas Street
                                        Reno, Nevada 89509
    SIXTH:   The names and mailing addresses of the

persons who are to serve as directors until the first

annual meeting of stockholders or until their

successors are elected and qualify are as follows:

                  NAME                    MAILING ADDRESS
                  ____                    _______________
             Milton H. Ward             1615 Poydras Street
                                        New Orleans, LA 70112

             Joseph W. Murray           Mountain City Star Route
                                        Elko, NV  89801

             Richard Block              Mountain City Star Route
                                        Elko, NV  89801


    SEVENTH: In furtherance, and not in limitation, of the powers conferred by statute, (a) the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation in any manner not inconsistent with the laws of the State of Delaware or the certificate of incorporation of the corporation, subject to the power of the stockholders to adopt, amend or repeal the by-laws or to limit or restrict the power of the Board of Directors to adopt, amend or repeal the by-laws, and (b) the corporation may in its by-laws confer powers and authorities upon its Board of Directors in addition to those conferred upon it by statute.

    EIGHTH: Election of directors need not be by ballot unless the by-laws of the corporation shall so provide.

    NINTH:   (a)  A director of this Corporation
shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General
Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    (b) The Corporation shall indemnify any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by applicable law. The determination as to whether such person has met the standard required for indemnification shall be made in accordance with applicable law.

    Expenses incurred by such a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article NINTH.

    (c) The provisions of this Article NINTH shall be deemed to be a contract between the corporation and each person who serves as such director, officer, employee or agent of the corporation in any capacity at any time while this Article NINTH is in effect. No repeal or modification of the foregoing provisions of this Article NINTH nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

    The foregoing indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any applicable law, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

    TENTH:   The corporation reserves the right to
amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.